Exhibit 23.2

L●B●B

LBB & ASSOCIATES LTD., LLP     . . .     CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 17, 2007, to this Registration Statement on Form SB-2 of Elray Resources, Inc. for the registration of shares of its common stock.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

LBB &Associates Ltd., LLP

Houston, Texas

June 7, 2007